















<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and Subsidiaries under the cover of Form 10-Q for the three months ended March 31, 2000 and is qualified in its entirety by reference to such financial statements. The
Cosolidated Condensed Financial Statements of Unit Corporation and Subsidiaries have been restated for the three months ended March 31, 1999 to reflect the merger with Questa Oil and Gas Co. which was accounted for as a pooling of interests.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   3-MOS
<FISCAL-YEAR-END>                      DEC-31-1999             DEC-31-2000
<PERIOD-END>                           MAR-31-1999             MAR-31-2000
<CASH>                                         942                     799
<SECURITIES>                                     0                       0
<RECEIVABLES>                               13,233<F1>              22,925<F1>
<ALLOWANCES>                                     0                       0
<INVENTORY>                                      0<F2>                   0<F2>
<CURRENT-ASSETS>                            19,934                  29,014
<PP&E>                                     429,219                 507,342
<DEPRECIATION>                             224,146                 247,833
<TOTAL-ASSETS>                             231,308                 295,986
<CURRENT-LIABILITIES>                       18,832                  22,710
<BONDS>                                          0                       0
<PREFERRED-MANDATORY>                            0                       0
<PREFERRED>                                      0                       0
<COMMON>                                     5,512                   7,144
<OTHER-SE>                                 111,558                 176,468
<TOTAL-LIABILITY-AND-EQUITY>               231,308                 295,986
<SALES>                                          0                       0
<TOTAL-REVENUES>                            20,626                  37,227
<CGS>                                            0                       0
<TOTAL-COSTS>                               19,736                  28,758
<OTHER-EXPENSES>                             1,392                   1,479
<LOSS-PROVISION>                                 0                       0
<INTEREST-EXPENSE>                           1,258                   1,342
<INCOME-PRETAX>                            (1,760)                   5,648
<INCOME-TAX>                                 (641)                   2,070
<INCOME-CONTINUING>                        (1,119)                   3,578
<DISCONTINUED>                                   0                       0
<EXTRAORDINARY>                                  0                       0
<CHANGES>                                        0                       0
<NET-INCOME>                               (1,119)                   3,578
<EPS-BASIC>                                  (.04)                     .10
<EPS-DILUTED>                                (.04)                     .10

<F1>Accounts Receivable is presented net in the Consolidated Condensed Balance
Sheet.
<F2>Inventory is presented as a portion of Other Current Assets in the
Consolidated Condensed Balance Sheet.


